Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Annual Report (Form 10-K) of Union Bankshares, Inc. of our report dated March 25, 2025 with respect to the consolidated financial statements for the year ended December 31, 2024, included in the 2024 Annual Report to Shareholders of Union Bankshares, Inc.

We also consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-209815) pertaining to the Union Bankshares, Inc. Dividend Reinvestment and Stock Purchase Plan, in the Registration Statement (Form S-3 No. 333-285164) pertaining to Union Bankshares, Inc. common stock offering, and in the Registration Statement (Form S-8 No. 333-283389) pertaining to the Union Bankshares, Inc. 2024 Equity Incentive Plan, of our report dated March 25, 2025, with respect to the consolidated financial statements, incorporated therein by reference, of Union Bankshares, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2024.

Manchester, New Hampshire
March 25, 2025

Vermont Registration No. 92-0000278

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